EXHIBIT 10.1

33 Act ETF Fund Serv Agreement –March 2010 version

TABLE OF CONTENTS

SECTION
1.	INTENTION OF THE PARTIES; DEFINITIONS	1
1.1	Intention of the Parties.	1
1.2	Definitions; Interpretation.	1
2.	WHAT J.P. MORGAN IS REQUIRED TO DO	4
2.1	The Services.	4
2.2	No Duty to Monitor Compliance.	4
2.3	No Responsibility for Tax Returns.	4
2.4	Storage of Records.	5
2.5	Compliance with Laws and Regulations.	5
2.6	Change Control.	5
3.	INSTRUCTIONS	6
3.1	Acting on Instructions; Unclear Instructions.	6
3.2	Verification and Security Procedures.	6
3.3	Instructions Contrary To Applicable Law/Market Practice.	6
3.4	Cut-Off Times.	7
3.5	Electronic Access.	7
4.	FEES AND EXPENSES OWING TO J.P. MORGAN	7
4.1	Fees and Expenses.	7
5.	ADDITIONAL PROVISIONS RELATING TO THE TRUST	8
5.1	Representations of the Trust and J.P. Morgan.	8
5.2	The Trust to Provide Certain Information to J.P. Morgan.	8
5.3	Information Used to Provide the Service.	8
6.	WHERE J.P. MORGAN IS LIABLE TO THE TRUST OR THE FUNDS	8
6.1	Standard of Care; Liability.	8
6.2	Force Majeure.	9
6.3	J.P. Morgan May Consult with Counsel.	9
6.4	Limitations of J.P. Morgan’s Liability.	10
7.	TERM AND TERMINATION	11
7.1	Term and Termination.	11
7.2	Termination for Convenience.	11
7.3	Other Grounds for Termination.	11
7.4	Consequences of Termination.	12
7.5	Transition following Termination.	12
8.	MISCELLANEOUS	12
8.1	Notices.	12
8.2	Successors and Assigns.	13
8.3	Entire Agreement.	13
8.4	Insurance.	13
8.5	Governing Law and Jurisdiction.	13
8.6	Severability; Waiver; and Survival.	13
8.7	Confidentiality.	14
8.8	Use of J.P. Morgan’s Name.	14
8.9	Delegation.	15
8.10	Third Party Rights.	15
8.11	Counterparts.	15

33 Act ETF Fund Serv Agreement –

ADMINISTRATION AGREEMENT

This Agreement, dated May __ , 2011, is between JPMORGAN CHASE BANK, N. A., whose principal place of business is at One Beacon Street, Boston, Massachusetts 02108. (“J.P. Morgan”) and ETF SECURITIES USA LLC, a Delaware limited liability company (“ETFS”) for services to be provided to ETFS COLLATERALIZED COMMODITIES TRUST, a Delaware statutory trust currently organized into separate series (“Funds”) with offices at c/o ETF Securities USA LLC, 48 Wall Street, 11ith Floor, New York, New York 10005 (the “Trust”).

1.	Intention of the Parties; Definitions

	1.1	Intention of the Parties.

		(a)	J.P. Morgan is a national association formed under the laws of the United States..

(b)

The Trust is a Delaware statutory trust registered under the Securities Act of 1933, as amended (the “1933 Act”), with the purpose of investment of its assets in certain types of securities and instruments, as more fully described in the Trust’s Registration Statement, as amended from time to time.

(c)

EFTS in its capacity as Sponsor (as defined herein) to the Trust has requested J.P. Morgan to provide Accounting and Value Calculation Services and Fund Administration Services to the Funds, which J.P. Morgan has agreed to do subject to the terms and conditions appearing in this Agreement and the Schedules.

	1.2	Definitions; Interpretation.

		(a)	As used in this Agreement and the Schedules and Appendices to this Agreement, the following terms have the meaning hereinafter stated.

“Accounting and Value Calculation Services” means the services described in Schedule 1.

“Affiliate(s)” means an entity controlling, controlled by, or under common control with, J.P. Morgan or Trust, as the case may be.

“Applicable Law” means the applicable laws in force in the United States, including the 1933 Act and the Securities Exchange Act of 1934, as amended, (“1934 Act”) as well as any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Articles” means the deed of trust of the Trust, as amended from time

33 Act ETF Fund Serv Agreement –	1

to time.

“Authorized Person” means any person who has been designated by the Trust (or by any agent designated by the Trust) to act on behalf of Trust or the Funds under this Agreement. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives, and has had reasonable time to act upon, Instructions from the Trust (or its agent) that any such person is no longer an Authorized Person.

“Board” means the board of trustees of the Trust.

“Change” has the meaning given in Section 2.6.

“Change Control” means the process set out in Section 2.6.

“Change Request” has the meaning given in Section 2.6.

“Confidential Information” means and includes all non-public information concerning the Trust and/or the Funds which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Fees” means the payments described in Article 4, to be made by the Sponsor to J.P. Morgan for the Services provided to the Trust.

“Fund Administration Services” means the services described in Schedule 2.

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person.

“J.P. Morgan Indemnitees” means J.P. Morgan and its affiliates and nominees, and their respective directors, officers, employees and agents.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on J.P. Morgan’s income) or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Prospectus” means the prospectus of the applicable Fund as supplemented, updated or amended from time to time.

“Registration Statement” means the registration statement on Form S-1 of the applicable Fund, filed under the 1933 Act, as amended or supplemented, updated or amended from time to time.

33 Act ETF Fund Serv Agreement –	2

“Regulator” means the United States Securities and Exchange Commission (“SEC”)

“Security Procedure” means any security procedure to be followed by Trust upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in operating procedures documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs and may be updated by J.P. Morgan from time to time upon notice to the Trust. Trust acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Trust through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Service Commencement Date” means the first date on which J.P. Morgan is entitled to receive fees under this Agreement.

“Services” means the Accounting and Value Calculation Services, and Fund Administration Services.

“Shares” means the shares issued by the Trust.

“Shareholder” means a holder of Shares.

“Sponsor” means any person or entity appointed as investment adviser or manager of any of the Funds, in accordance with the Registration Statement.

“Trustee” means the Delaware statutory trustee of the Trust.

(b)	Headings are for reference and convenience only and are not intended to affect interpretation.

(c)

References to Articles and Sections are to Articles and Sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the Sections and paragraphs of the sub-sections in which they appear.

(d)

Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa); use of the generic masculine pronoun shall include the feminine; use of the term “including” shall be deemed to mean “including but not limited to,” and references to appendices and numbered sections shall be to

33 Act ETF Fund Serv Agreement –	3

such addenda and provisions herein; all such addenda are hereby incorporated in this Agreement by reference.

2.	What J.P. Morgan is Required to Do

	2.1	The Services.

(a)

The Trust hereby appoints J.P. Morgan to act as administrator of and to provide the Services with respect to each of the Funds and J.P. Morgan agrees to act as administrator of and to provide the Services with respect to the Funds (subject to any limitations notified by the Trust to J.P. Morgan in writing and subject to any requirements or restrictions imposed on the performance of such functions by any statutory provisions for the time being in force), until this Agreement is terminated as hereinafter provided.

		(b)	The Trust shall not permit the Registration Statement to be amended in any way inconsistent with the terms and conditions of the Agreement.

		(c)	J.P. Morgan shall act as agent of the Trust and/or the Funds solely with respect to the duties of J.P. Morgan described in this Agreement.

		(d)	The Trust acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in providing the Services.

	2.2	No Duty to Monitor Compliance.

Each party hereto acknowledges that the duty of J.P. Morgan in its capacity as the provider of any of the Services shall not constitute a duty to monitor the compliance of any other party hereto or their delegates or any other person whatsoever (other than J.P. Morgan or any of its Affiliates or sub-contractor) with any restriction or guideline imposed on any of the Funds or the Sponsor by the Registration Statement and any other document, or by law or regulation or otherwise with regard to any of the Funds or the Sponsor, except as expressly set forth in this Agreement and further, that the duties of J.P. Morgan in its capacity as the provider of any of the Services, shall not extend to enforcing compliance of any of the Funds , the Sponsor, their respective delegates or any other person whatsoever (other than J.P. Morgan or any of its Affiliates or sub-contractor) with any such restrictions or guidelines.

	2.3	No Responsibility for Tax Returns.

Notwithstanding anything herein to the contrary, while J.P. Morgan shall provide the Trust with information regarding taxable events in the United States in relation to the Trust and/or the Funds, J.P. Morgan is not responsible for preparing or filing any tax reports or returns on behalf of the Shareholders or the Funds except as expressly set forth in this Agreement.

33 Act ETF Fund Serv Agreement –	4

2.4	Storage of Records.

J.P. Morgan is authorized to maintain all accounts, registers, corporate books and other documents on magnetic tape or disc, or on any other mechanical or electronic system; provided that they are capable of being reproduced in legible form in accordance with Applicable Law. Where any Authorized Person, including any Fund’s auditor, wishes to inspect such documents maintained by J.P. Morgan, J.P. Morgan shall provide legible documents, for the discharge of the Fund’s and its auditors’ legal and regulatory duties. The applicable Funds shall be responsible for the payment of any research and copying costs associated with any such request, in accordance with J.P. Morgan’s customary practices.

2.5	Compliance with Laws and Regulations.

J.P. Morgan will comply with Applicable Law in the United States with respect to the provision of the Services. The Trust undertakes to comply (and to cause the Funds to comply) with Applicable Law in the United States and in each state in which the Trust conducts business, to the extent that compliance with such Applicable Law is relevant to the provision or receipt of the Services or the marketing of the Funds.

2.6	Change Control.

(a)

If either party wishes to propose any amendment or modification to, or variation of, the Services (including the scope or details of the Services (a “Change”) then it shall notify the other party of that fact by sending a request (a “Change Request”) to the party, specifying in as much detail as is reasonably practicable the nature of the Change. J.P. Morgan shall maintain a log of all Change Requests.

(b)

Promptly following the receipt of a Change Request, the parties shall agree whether to implement the Change Request, whether the Fees should be modified in light of the change to the Services, and the basis upon which J.P. Morgan will be compensated for implementing the Change Request.

(c)

If a change to Applicable Law requires a change to the provision of the Services, the parties shall follow the Change Control processes set forth in this Schedule. J.P. Morgan shall bear its own costs with respect to implementing such a Change Request except that:

(i) J.P. Morgan shall be entitled to charge the Trust for any changes to software that has been developed or customized for the Trust; and

(ii)

J.P. Morgan shall be entitled to charge the Trust for any changes required as a result of the change in Applicable Law affecting the Trust and/or any of its Funds in a materially different way than it affects J.P. Morgan’s other customers, or

33 Act ETF Fund Serv Agreement –	5

which the Trust wishes J.P. Morgan to implement in a way different from what J.P. Morgan reasonably intends to implement for its other customers.

If the change in Applicable Law results in a change to the Services, or an increase in J.P. Morgan’s risk associated with provision of the Services, J.P. Morgan shall be entitled to make an appropriate increase in the Fees.

3.	Instructions

	3.1	Acting on Instructions; Unclear Instructions.

(a)

The Trust authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry. The Trust will indemnify the J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction unless the Liabilities result from an act of negligence, fraud or willful misconduct on the part of the J.P. Morgan Indemnitees with respect to the manner in which such Instructions are followed.

(b)

J.P. Morgan shall promptly notify an Authorized Person or Shareholder, as applicable, if an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

	3.2	Verification and Security Procedures.

(a)

J.P. Morgan and the Trust shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b) J.P. Morgan may record any of its telephone communications.

	3.3	Instructions Contrary To Applicable Law/Market Practice.

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to Applicable Law or market practice but J.P. Morgan will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event J.P. Morgan does not act upon such

33 Act ETF Fund Serv Agreement –	6

Instructions, J.P. Morgan will notify Trust where reasonably practicable.

	3.4	Cut-Off Times.

J.P. Morgan has established cut-off times for receipt of certain Instructions, which will be made available to the Trust. If J.P. Morgan receives an Instruction (other than Instructions relating to a Share transaction, which shall be processed by J.P. Morgan in accordance with the Registration Statement) after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after that day.

	3.5	Electronic Access.

Access by the Trust to certain applications or products of J.P. Morgan via J.P. Morgan’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Annex A.

4.	Fees and Expenses Owing to J.P. Morgan

	4.1	Fees and Expenses.

(a) The Sponsor will pay J.P. Morgan for its services on behalf of the Trust under this Agreement, as agreed between the Sponsor and J.P. Morgan from time to time and as described in Schedule 3.

(b)

In addition to the fees provided for above, the Trust shall be responsible for the payment of all the reasonable fees and disbursements of J.P. Morgan in connection with the establishment, and ongoing business of the Trust and/or any Fund, all governmental or similar fees, charges, taxes, duties and imposts levied in or by any relevant authority in the United States on or in respect of the Trust and/or any Fund which are incurred by J.P. Morgan, and any other customary or extraordinary expenses. The Trust shall reimburse J.P. Morgan for any of the foregoing and for all reasonable out-of-pocket expenses including without limitation telephone, postage and stationery and expenses of a similar nature as J.P. Morgan may incur in the execution of its duties under this Agreement and including the costs and expenses, by the Trust’s request or with the Trust’s agreement, incurred by J.P. Morgan and its agents in determining the value of assets in connection with its duty as the calculator of the Value of the Funds or any Shares and in connection with the performance of its duties pursuant to this Agreement.

(c)

Invoices will be payable within thirty (30) days of the date of the invoice. If the Trust disputes an invoice, it shall nevertheless pay on or before the date that payment is due such portion of the invoice as is not subject to a bona fide dispute. Without prejudice to J.P. Morgan’s

33 Act ETF Fund Serv Agreement –	7

other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

5.	Additional Provisions Relating to the Trust

	5.1	Representations of the Trust and J.P. Morgan.

(a)

The Trust represents and warrants that (i) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is the Trust’s legal, valid and binding obligation, enforceable against Trust in accordance with its terms, (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement, and (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan.

(b)

J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by the Trust, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

	5.2	The Trust to Provide Certain Information to J.P. Morgan.

Upon request, the Trust will promptly provide to J.P. Morgan such information about itself and its financial status as J.P. Morgan may reasonably request, including the Articles and its current audited and unaudited financial statements, its Registration Statement and any contracts, regulatory documents or opinions from a lawyer or accountant that relate to the Services described in this Agreement.

	5.3	Information Used to Provide the Service.

The Trust agrees with J.P. Morgan that any information the Trust or the Sponsor provides to J.P. Morgan pursuant to this Agreement shall be complete and accurate to enable J.P. Morgan to perform its responsibilities pursuant to this Agreement.

6.	Where J.P. Morgan is Liable to the Trust or the Funds

	6.1	Standard of Care; Liability.

(a) J.P. Morgan will use reasonable care in performing its obligations under this Agreement. J.P. Morgan will not be responsible for any loss or

33 Act ETF Fund Serv Agreement –	8

damage suffered by the Trust or the Funds with respect to any matter as to which J.P. Morgan has satisfied its obligation of reasonable care unless the same results from an act of negligence, fraud or willful misconduct on the part of J.P. Morgan.

(b)

J.P. Morgan will be liable for the Trust’s and/or any Fund’s direct damages to the extent they result from J.P. Morgan’s fraud, negligence, or willful misconduct in performing its duties as set out in this Agreement. Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits or business) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as a service provider to the Trust.

(c)

The Trust will indemnify the J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the J.P. Morgan Indemnitees in connection with or arising out of J.P. Morgan’s performance under this Agreement, provided the J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question.

6.2	Force Majeure.

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global business that it determines from time to time meet reasonable commercial standards. To the extent permitted by Applicable Law, J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that the Trust or any of the Funds may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery, (other than on the part of J.P. Morgan or its employees), malfunction of equipment or software (except where such malfunction is primarily and directly attributable to J.P. Morgan’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of J.P. Morgan.

6.3	J.P. Morgan May Consult with Counsel.

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisors in relation to matters of law, regulation or market practice (which may be the professional advisers of the Trust or the Funds), and shall not be liable to Trust under this Agreement for any action taken or omitted pursuant to such advice provided that J.P. Morgan has acted with

33 Act ETF Fund Serv Agreement –	9

reasonable care.

6.4	Limitations of J.P. Morgan’s Liability.

(a)

J.P. Morgan may rely on information provided to it by or on behalf of the Funds, or which was prepared or maintained by the Trust or any third party on behalf of the Funds, in the course of discharging its duties under this Agreement. J.P. Morgan shall not be liable to any person for any Liabilities suffered by any person as a result of J.P. Morgan: (i) having relied upon the authority, accuracy, truth or completeness of information including, without limitation, information supplied to J.P. Morgan by the Trust or by the Sponsor or any third party which is not a subcontractor of J.P. Morgan, including but not limited to, information in relation to trades in respect of the Funds or expenses of the Funds; (ii) having relied upon the authority, accuracy, truth and completeness of information furnished to J.P. Morgan by any pricing services, data services, or provider of other market information or information concerning securities held by the Funds.

	(b)	J.P. Morgan shall not be liable for any error in data that is transitioned to J.P. Morgan at the time it begins to provide the Services with respect to the Funds provided however that J.P. Morgan:

(i) shall use reasonable efforts to mitigate any Losses arising as a result of any such error of which it is aware; and

(ii) shall notify the Trust as soon as practicable after becoming aware of the error.

J.P. Morgan shall be entitled to reasonable compensation, at its customary hourly rates, for the remediation efforts needed to correct any such error in data.

(c)

J.P. Morgan shall not be liable for any Losses resulting from a failure by any person (other than an Affiliate or subcontractor of J.P. Morgan) to provide J.P. Morgan with any information or notice that is reasonably necessary for the provision of the Services provided however that the Losses do not result from an act of negligence, fraud or willful misconduct on the part of the J.P. Morgan Indemnitees. J.P. Morgan shall use reasonable efforts to find alternative sources of information in the event of any such failure. In the event of any such failure that may affect the performance of the Services, J.P. Morgan shall promptly notify the Trust.

(d)

J.P. Morgan shall not be liable for any Liabilities whatsoever incurred or suffered by any party hereto, whether on their own account or for the account of the Funds, as a result of the failure of the Trust or its agents, officers or employees to comply with the laws or regulations of any jurisdiction in which Shares are offered.

	(e)	J.P. Morgan’s responsibilities with respect to the correction of an error

33 Act ETF Fund Serv Agreement –	10

in calculating the value of any Fund shall be subject to the Value correction policy and procedures attached to this Agreement as Appendix A to Schedule 1 of this Agreement.

(f)

The Trust agrees that the accounting reports provided by J.P. Morgan, as well as any share class or other similar reports, are to enable the Trust to fulfill its statutory reporting and investor subscription/redemption obligations, and are not for investment, treasury or hedging purposes.

7.	Term and Termination

	7.1	Term and Termination.

This Agreement shall be in effect for [an initial term of five years from the Services Commencement Date (the “Initial Term”). The Agreement will automatically renew for additional one year periods effective from the first anniversary of the date of the end of the Initial Term of this Agreement, unless and until a valid termination notice is given by the Sponsor on behalf of the Trust or J.P. Morgan at least one hundred and eighty (180) days prior to the end of the applicable term.]

	7.2	Termination for Convenience.

Notwithstanding Section 7.1, this Agreement shall be capable of being terminated prior to the end of the Initial Term, [by not less than twelve (12) months’ written notice given by the Sponsor on behalf of the Trust to J.P. Morgan. Nevertheless, if any termination by the Trust under this Section 7.2 becomes effective prior to the end of the Initial Term, the Trust shall pay J.P. Morgan an early termination fee in an amount equal to the product of X times a fraction, the numerator of which is the number of full or partial months remaining in the Initial Term at the time termination becomes effective and the denominator is [36] (the “Early Termination Fee.]

	7.3	Other Grounds for Termination.

(a)

In the event of the termination of the domestic custody agreement or the agency agreement between J.P. Morgan and the Trust, J.P. Morgan may terminate this Agreement in whole or in part and cease to provide the Services simultaneously with the transition of the assets of the respective Funds to a successor custodian. [In the event that any such termination occurs prior to the end of the Initial Term, the Trust shall pay J.P. Morgan the Early Termination Fee, unless the Trust’s termination of the custody agreement was for material breach.]

(b) Either party may terminate this Agreement immediately upon written notice to the other party following the occurrence of any of the following:

33 Act ETF Fund Serv Agreement –	11

(i) the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(ii) the relevant federal or state authority withdrawing its authorization of either party; or

(iii) the other party committing any material breach of this Agreement and failing to remedy such breach (if capable of remedy) within 90 days of being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach.

	7.4	Consequences of Termination.

Termination of this Agreement under the provisions of this Article 7 will be without prejudice to the performance of any party’s obligations under this Agreement with respect to all outstanding transactions at the date of termination.

	7.5	Transition following Termination.

As soon as reasonably practicable following its resignation or termination of appointment becoming effective and subject to payment of any amount owing to J.P. Morgan under this Agreement, J.P. Morgan agrees to transfer such records and related supporting documentation as are held by it under this Agreement, to any replacement provider of the Services or to such other person as the Trust may direct. Except as otherwise provided in Section 7.3, J.P. Morgan will provide the Services until a replacement administrator is in place subject to the terms and conditions of this Agreement (including Article 4). J.P. Morgan will also provide reasonable assistance to its successor, for such transfer, subject to the payment of such reasonable expenses and charges as J.P. Morgan customarily charges for such assistance. The Trust undertakes to use its best efforts to appoint a new administrative service provider as soon as possible.

8.	Miscellaneous

	8.1	Notices.

Notices required under this Agreement (other than Instructions) shall be sent or served by registered mail, overnight delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless and until notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

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8.2	Successors and Assigns.

This Agreement will be binding on each of the parties hereto and their respective successors and permitted assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except J.P. Morgan may assign this Agreement without the Trust’s consent to (a) any Affiliate or subsidiary of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s fund servicing business

8.3	Entire Agreement.

This Agreement, including the Schedules and Appendices, sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to the Services under this Agreement, whether oral or written. Amendments must be in writing and signed by both parties.

8.4	Insurance.

The Trust acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of the Trust or the Funds. J.P. Morgan will, however, provide summary information of its own general insurance coverage, to the Trust upon written request.

8.5	Governing Law and Jurisdiction.

This Agreement will be construed, regulated and administered under the laws of the U.S. or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws. The U.S. District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have the proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby.

8.6	Severability; Waiver; and Survival.

(a) If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular

33 Act ETF Fund Serv Agreement –	13

circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b) Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c) The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

8.7	Confidentiality.

(a) Subject to Section 8.7(b), J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s or Funds business, or with the consent of the Trust.

(b) The Trust authorizes J.P. Morgan to disclose Confidential Information to:

(i) any service providers and/or vendors to the Funds that J.P. Morgan believes are reasonably required by such person to provide the relevant services;

		(ii)	its professional advisers, auditors or public accountants;

		(iii)	its Affiliates; and

		(iv)	any revenue authority or any governmental entity.

(c)

Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement, including, without limitation, any commercial terms, in confidence.

8.8	Use of J.P. Morgan’s Name.

The Trust agrees not to use (or permit the use of) J.P. Morgan’s name in any document, publication or publicity material relating to the Trust or the Funds, including but not limited to notices, sales literature, stationery, advertisements, etc., without the prior consent of J.P. Morgan (which consent shall not be unreasonably withheld), provided that no prior consent is needed if the document in which J.P. Morgan’s name is used merely states that J.P. Morgan is acting as administrator to the Funds.

33 Act ETF Fund Serv Agreement –	14

8.9	Delegation.

J.P. Morgan may delegate to a reputable agent any of its functions herein. However, J.P. Morgan will remain responsible to the Funds for any such delegation. To the extent reasonably practicable, J.P. Morgan will consult with the Trust before it implements the delegation of a material portion of the Services.

8.10	Third Party Rights.

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

8.11	Counterparts.

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

AS WITNESS the hand of the duly authorized officers of the parties hereto:

ETF SECURITIES USA LLC, not in its individual capacity, but solely on behalf of the TRUST	JPMORGAN CHASE BANK, N. A.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

33 Act ETF Fund Serv Agreement –	15

SCHEDULE 1
Accounting and Value Calculation Services

A.	Definitions

	1.	Definitions.

As used in this Agreement and the Schedules and Appendices to this Agreement, the following terms have the meaning hereinafter stated:

“Accounting Records” means the official books and records which are maintained by or in respect of the Funds in accordance with Applicable Law.

“Business Day” means a day on which the New York Stock Exchange is open for Business.

“Cash” means the cash that (i) must be tendered to a Counterparty on behalf of a Fund by an Authorized Participant to issue one or more Creation Units of the Shares of such Fund or (ii) must be tendered by a Counterparty on behalf of a Fund to an Authorized Participant to redeem one or more Creation Units of the Shares of such Fund.

“Counterparty” means an entity that has entered into specified agreements with a Fund pursuant to which it can enter into commodity contracts with such Fund.

“Creation Unit” means a large block of a specified number of Shares at a given value that makes up one unit of the Fund, as specified in the Trust’s prospectus. A Creation Unit is the minimum number of Shares that may be created or redeemed at any one time.

“Custodian” means the entity appointed as the custodian of the Funds, as notified by the Trust to J.P. Morgan in writing.

“Daily” means, in relation to an activity, that it is repeated on each Business Day.

“Value” means, in relation to any of the Funds, the net asset value per Share for that Fund.

“Value Error” means one or more errors in the computation of net asset value which, when considered cumulatively, results in a computed error amount of at least .01 per Share.

33 Act ETF Fund Serv Agreement –	16

“Order Taker” means the entity appointed as order taker of the Funds, as notified by the Trust to J.P. Morgan in writing.

“Portfolio Composition File” (or “PCF”) means the names, identifiers and number of shares of each equity security, the percentage of the Fund represented by each security, the types of financial instruments and their characteristics, money market instruments, and such other information as may be agreed with the Trust.

“Transfer Agent” means J.P. Morgan acting in the capacity as transfer agent for the Trust.

“Valuation Procedures” means the procedures to be followed by J.P. Morgan with respect to valuation of the Funds’ securities, as agreed by the parties.

	2.	Interpretation.

Capitalized terms which are defined in the main body of this Agreement shall be defined as provided in the main body unless otherwise defined in this Schedule.

References to a “commodity contract” within the Schedules to the Agreement shall include derivatives on commodity contracts, including prepaid forward contracts.

B.	Fund Accounting

	1.	Maintenance of Accounting Records.

(a) J.P. Morgan shall maintain the following Accounting Records in accordance with U.S. generally accepted accounting principles:

(i) journals containing an itemized Daily record of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits;

(ii) general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received;

(iii) separate ledger accounts; and

(iv) a monthly trial balance of all ledger accounts (except shareholder accounts).

(b) J.P. Morgan shall update the Accounting Records to reflect completed Share transactions as notified to it by the Order Taker on a total aggregate basis.

(c) J.P. Morgan is not required to calculate performance fees, or performance fee waivers, expense caps or collars, except as may be

33 Act ETF Fund Serv Agreement –	17

agreed with the Trust.

	2.	Distributions.

		(a)	Daily Distributing Funds: J.P. Morgan will compute each Fund’s net income and capital gains, dividend payables, dividend factors and agreed upon rates and yields.

		(b)	Non-Daily Dividend Funds: J.P. Morgan will record Fund distributions as notified to it by the Funds’ Administrator.

	3.	Assistance to Auditors.

J.P. Morgan shall provide reasonable cooperation and assistance to the auditors of the Funds, including without limitation by providing copies of extracts of the Accounting Records and other documentation which is maintained by J.P. Morgan on behalf of the Funds as reasonably required by such auditors to carry out their functions. The Trust and/or the Sponsor shall coordinate all requests for assistance by auditors.

C.	Fund Valuations

	1.	Value Calculation and Reporting.

		(a)	J.P. Morgan shall perform Value calculations in accordance with:

			(i)	the Prospectus;

			(ii)	Valuation Procedures; and

			(iii)	Instructions which are consistent with J.P. Morgan’s operating model,

provided that, in the cases of (ii) and (iii), they are consistent with (i).

		(b)	J.P. Morgan shall perform the following Value calculation functions Daily, unless otherwise agreed with the Trust:

			(i)	recording all security transactions including appropriate gains and losses from the sale of Fund securities and the termination in full or in part of commodity contracts;

			(ii)	recording each Fund’s (or class’) capital share activities based upon Share Transactions received by the Order Taker;

			(iii)	recording interest income, amortization/accretion income and dividend income;

			(iv)	accruing Fund (or class) expenses according to instructions received from the Sponsor or its designee;

			(v)	recording all corporate actions affecting securities and

33 Act ETF Fund Serv Agreement –	18

commodity contracts held by each Fund;

			(vi)	determining the outstanding receivables and payables for all (1) security trades and commodity contract transactions, (2) Share transactions; and (3) income and expense accounts; and

			(vii)	obtaining security prices from independent pricing services, or if such quotes are unavailable, obtaining such prices from the Funds’ Sponsor or its designee, as approved by the Board.

			(viii)	Sending the daily PCF to the Trust as directed.

		(c)	J.P. Morgan shall report confirmed Value calculations to

			(i)	the Sponsor;

			(ii)	the Order Taker; and

			(iii)	such third parties as agreed with the Trust.

	2.	Value Errors.

Subject to Applicable Law and notwithstanding additional duties of J.P. Morgan as furthermore described in Appendix A to this Schedule:

		(a)	J.P. Morgan shall report all Value Errors to the Trust promptly upon discovery.

		(b)	The Trust shall ensure that all errors in Value calculations identified by it, or by the Sponsor, are reported to J.P. Morgan as soon as reasonably practicable following discovery.

		(c)	J.P. Morgan shall correct Value Errors as and when required by Appendix A to this Schedule.

D.	Reconciliations of Securities Positions and Cash and/or Currency Balances

1

          J.P. Morgan shall reconcile its records of securities positions and cash and/or currency balances of the relevant Fund to the records of the relevant Custodian, and shall perform similar reconciliations to the relevant source with respect to other material investment assets or liabilities. Such reconciliations shall be conducted at the frequency as agreed with the Trust in the case of cash and/or currency holdings, securities and other investment assets or liabilities.

2

          In cases where an Affiliate of J.P. Morgan is not the appointed Custodian for a Fund, the Trust shall ensure that the Custodian shall provide J.P. Morgan with timely, accurate and complete records of securities position, prepaid forward contracts, and cash and/or currency balances to J.P. Morgan for each Fund. The Trust also shall ensure that the relevant source shall provide J.P. Morgan with timely, accurate and complete records of any other material investment assets or liabilities for each Fund.

33 Act ETF Fund Serv Agreement –	19

E.	Standard Reporting

J.P. Morgan shall make available a standard set of reports as agreed with the Trust.

F.	Services Requiring Separate Arrangements

	1.	Non-Standard Services and Reports.

Additional services and special reports are available by arrangement between the Trust and J.P. Morgan under the terms and conditions of this Agreement (other than adjustments in compensation as may be agreed). The non-standard services and special reports will be subject to the Change Control processes set forth in Section 2.6.

	2.	Messaging/Communication.

Unless otherwise agreed in accordance with the Change Control process set forth in Section 2.6, all information delivered to J.P. Morgan (including but not limited to trade flows and reconciliation reports) shall be via J.P. Morgan’s standard means of electronic communication.

33 Act ETF Fund Serv Agreement –	20

APPENDIX A
Value Error Correction Policy and Procedures

1.	As used in this Agreement and the Schedules and Appendices to this Agreement, the following terms have the meaning hereinafter stated:

Value Error” is defined as one or more errors in the computation of net asset value which, when considered cumulatively, result in a difference between the originally computed Value calculation and the corrected Value calculation of at least $0.010 per share. This computation is based upon the actual difference and is not based upon the rounding of the Value calculation to the nearest cent per share.

The term “responsible person” means a person who, by virtue of negligence, fraud, or willful misconduct, caused or contributed to an Value Error.

2.	(a)

In the event that a Value Error results in a computation error greater than $0.01, then any party receiving an overpayment as a result of the Value Error shall be responsible to reimburse the payee for such excess amounts. The Trust will be responsible for obtaining any reimbursements due in accordance with this Agreement from the responsible person or persons.

(b)

In cases where J.P. Morgan is not the responsible person with regard to a Value Error, J.P. Morgan shall be entitled to reasonable compensation for the work it performs with respect to the remediation of the Value Error.

(c)

In cases where a Value Error has occurred, the Trust, upon JPMorgan’s request, will instruct the Transfer Agent to reprocess each Authorized Participant’s Creation and/or Redemption transactions occurring during the Value Error period by adjusting only the corresponding dollar amounts associated with the transactions, at the expense of the responsible person or persons. If the Transfer Agent or other party does not agree to reprocess transactions resulting from a Value Error for which JPMorgan is a responsible person, JPMorgan’s liability will be limited to the dollar amount it would have been liable for had the reprocessing occurred.

33 Act ETF Fund Serv Agreement –	21

SCHEDULE 2
Fund Administration Services

A.	Portfolio Compliance Service.

1. Subject to the timely availability of accurate data, J.P. Morgan will perform testing of the Fund’s portfolio compliance at such frequency and with respect to such investment restrictions and other requirements, as may be agreed to among the Sponsor, J.P. Morgan and each Fund as necessary to meet industry regulations. J.P. Morgan will report its findings to the Trust from time to time as agreed between the parties (the “Portfolio Compliance Service”).

2. J.P. Morgan is providing the Portfolio Compliance Service as a reporting service to the Trust to assist it in the oversight of the Funds and is not acting in a fiduciary capacity for the Funds. Accordingly, J.P. Morgan shall have no liability for any Liabilities (including investment losses) incurred by the Trust or any Fund resulting from the reliance by the Trust (or any other person) on the accuracy or completeness of the Portfolio Compliance Service.

3. In the event that J.P. Morgan, by reason of its negligence or willful misconduct, provides the Trust with the Portfolio Compliance Service that contain a Material Error, J.P. Morgan shall be liable to the Trust for a service credit in an amount equal to 10% of that portion of the annual fees for fund administration that the parties allocate specifically to the service of providing Compliance Reports. The amount of any such service credit shall be set off against the next invoice for fees provided by J.P. Morgan hereunder. “Material Error” means the Portfolio Compliance Service fails to detect a material breach of a investment guideline applicable to the Fund to which the Portfolio Compliance Service relates, subject to the availability of accurate data, which material breach is not corrected by the Trust without incurring a loss that would not have been incurred in the absence of the Material Error.

B.	Financial Reporting Services.

J.P. Morgan financial reporting services to include:

	1.	Filings on Form 8-K

Prepare and deliver accounting reports and schedules to the Sponsor who will combine with other information and file Form 8-K with the SEC.

	2.	Quarterly and Annual Reports on Forms 10-Q and 10-K.

Within a 90 day production cycle, or shorter time period as required by the SEC and communicated to J.P. Morgan by the Trust, prepare an Annual Report on

33 Act ETF Fund Serv Agreement –	22

Form 10-K and deliver to the Sponsor who will file Form 10-K with the SEC for the Trust’s fiscal year.

Within a 45 day production cycle, or shorter time period as required by the SEC and communicated to J.P. Morgan by the Trust, prepare one Quarterly Report on Form 10-Q and deliver to the Sponsor who will file Form 10-Q with the SEC.

J.P. Morgan will prepare the Trust’s Financial Statements for review by the Trust and its auditors, such preparation to include the following:

		•	Statement of Financial Condition
		•	Statement of Investments
		•	Statement of Operations
		•	Change in Net Assets
		•	Cash Flows
		•	Notes to Financial Statements
		•	Review of other financial data included in 10-Qs and 10-Ks
		•	Any other information that may be required by rule or regulation

In connection with the preparation of each Annual Report, J.P. Morgan shall assist with the audit of the Trust by its independent public accountant (e.g., manage open items lists, host weekly audit meeting, etc.).

J.P. Morgan will provide to the Trust sub-certifications for Sarbanes-Oxley attestation with respect to any Form 10-Ks, Form 10-Qs which include any applicable executive officer certifications.

	3.	Additional Services.

The following services are available by arrangement between the Trust and J.P. Morgan (and subject to additional fees): pro forma statements and in-house type-setting and publishing.

C.	General Administration Services

	1.	Expense Accruals.

J.P. Morgan will prepare Fund expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of average daily net assets (e.g., management, advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (e.g. audit fees, registration fees, directors’ fees)based on detail provided by the Sponsor or its designee. J.P. Morgan will establish a fund allocation methodology if necessary. J.P. Morgan will prepare a monthly expense pro forma for the Funds. J.P. Morgan will monitor expense reduction relating to Organization and Offering costs.

33 Act ETF Fund Serv Agreement –	23

2.	Expense Payments.

Upon Instruction by the Trust’s officer, J.P. Morgan will arrange for the payment of each Fund’s expenses.

3.	Reports.

J.P. Morgan will prepare and review monthly performance calculations and will report Fund performance to outside statistical service providers as instructed by the Sponsor.

4.	SEC Examinations.

J.P. Morgan will provide support and coordinate communications and data collection of records and documents held by J.P. Morgan on the Trust’s behalf, with respect to routine SEC regulatory examinations of the [Funds].

5.	Non-Executive Officers.

J.P. Morgan will furnish appropriate non-executive officers for the Trust, such as assistant treasurers and secretaries.

6.	Other Services.

J.P. Morgan will apply for all Trust and Fund Tax I.D. numbers and CUSIP numbers;

J.P. Morgan will assist in coordinating seed money and establish control accounts for new funds;

J.P. Morgan will provide consultative services with respect to financial matters of the Funds as may be requested and agreed to by the Trust and J.P. Morgan from time to time;

J.P. Morgan will provide financial information for the prospectus and other regulatory filings.

33 Act ETF Fund Serv Agreement –	24

SCHEDULE 3

Remuneration

[To be agreed by the parties]

33 Act ETF Fund Serv Agreement –	25

ANNEX A

Electronic Access

1.

J.P. Morgan shall permit the Trust and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”). J.P. Morgan reserves the right to modify this Annex A and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to the Trust. J.P. Morgan shall use reasonable efforts to give the Trust reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to the Trust if J.P. Morgan determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.

In consideration of the fees paid by the Trust to J.P. Morgan and subject to any applicable software license addendum in relation to Bank owned or sublicensed software provided for a particular application, J.P. Morgan grants to the Trust, and, where applicable, its Authorized Persons, on the terms of this Annex A a non-exclusive license to use the Products and the information and data made available to the Trust through the Products (the “Data”) for the sole use of the Trust. The Trust may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.

The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by J.P. Morgan’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”). If and to the extent that there is a conflict between the Product Terms and this Annex A, the provisions of this Annex A shall prevail.

4.

The Trust acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the Internet, and the Trust hereby expressly assumes such risks. The Trust shall make its own independent assessment of the adequacy of the Internet and of the security procedures made available by J.P. Morgan. The Trust acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of the Trust, and J.P. Morgan disclaims all risks related thereto, notwithstanding that J.P. Morgan may recommend certain security and/or communication software packages. All such software must be interoperable with J.P. Morgan’s software. Each of the Trust and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.

In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall provide other appropriate means for the Trust or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan. Provided that J.P. Morgan reasonably provides such other means, shall not be liable for any Liabilities arising out of inability to instruct or communicate using J.P. Morgan’s web site in the absence of J.P.

33 Act ETF Fund Serv Agreement –	26

Morgan’s gross negligence or willful misconduct.

6.

Trust shall use (and cause its Affiliates, Authorized Persons, and other agents to use) appropriate and up to date products that are commercially available to protect their respective systems and associated files and Data from the threat of computer viruses and other similar destructive software elements (“Viruses”) and to minimize the risk of transmission of Viruses between the parties..

7.

The Trust shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users from time to time. The Trust further represents and warrants to J.P. Morgan that the Trust shall not access the service from any jurisdiction which J.P. Morgan informs the Trust or where the Trust has actual knowledge that the service is not authorized for use due to local regulations or laws. Prior to submitting any document which designates the persons authorized to act on the Trust’s behalf, the Trust shall obtain from each individual referred to in such document all necessary consents to enable J.P. Morgan to process the Data set out therein for the purposes of providing the Products.

8.	The Trust shall be responsible for the compliance of its Authorized Persons with the terms of this Annex A.

33 Act ETF Fund Serv Agreement –	27

EXHIBIT 1

Products

[To be Inserted]

33 Act ETF Fund Serv Agreement –	28